As filed with the Securities and Exchange Commission on March 7, 2019

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Highway Holdings Limited

(Exact name of registrant as specified in its charter)

British Virgin Islands	NA
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Suite 1801, Level 18, Landmark North 39 Lung Sum Avenue Sheung Shui New Territories, Hong Kong (852) 2344-4248
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roland Kohl

Chief Executive Officer

Suite 1801, Level 18, Landmark North

39 Lung Sum Avenue

Sheung Shui

New Territories, Hong Kong
Telephone: (852) 2344-4248
Facsimile: (852) 2343-4976
Email: roland.kohl@highwayholdings.com

(Name, address, telephone number, facsimile number and email address of agent for service)

With a copy to: Istvan Benko, Esq. TroyGould PC 1801 Century Park East Suite 1600 Los Angeles, California 90067 Telephone: (310) 553-4441 Facsimile: (310) 201-4746

Approximate date of commencement of proposed sale to the public: From time to time, as determined by the registrant, after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐.

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee(2)
Common shares, $0.01 par value per share (3)
Debt securities
Warrants
Units
Total		$15,000,000.00	$1,818.00

(1)	The securities registered by this registration statement may be sold separately, together with other securities registered or as units consisting of a combination of securities registered hereunder. As permitted by Rule 457(o) under the Securities Act of 1933 and General Instruction II.C to Form F-3 under the Securities Act of 1933, the number of securities of each class of securities registered hereunder is not specified. There is being registered hereunder an indeterminate amount of common shares, debt securities, warrants to purchase common shares or debt securities and units of the registrant as may from time to time be issued at indeterminate prices. The maximum offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. In no event, however, will the maximum aggregate offering price of all securities issued under this registration statement exceed $15,000,000 or such lesser aggregate amount permitted under General Instruction I.B.5 to Form F-3 under the Securities Act of 1933. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also registers such indeterminate number of common shares as may be issued from time to time upon conversion of, or exchange for, securities registered hereunder or as a result of stock splits, stock dividends or similar transactions.

(2)	The registration fee has been calculated in accordance with Rule 457(o) of the Securities Act of 1933.

(3)	Each common share issued under this registration statement prior to the termination of a Rights Agreement dated as of May 8, 2018, as it may be amended from time to time, between the registrant and the rights agent named therein, includes a Series A Preferred Share purchase right that trades with the common shares. The value, if any, attributable to this right is reflected in the market price of common shares. Prior to the occurrence of certain events, none of which has occurred as of the date of this registration statement, the rights are not exercisable or evidenced separately from the common shares.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not a solicitation of any offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _______, 2019

Prospectus

Highway Holdings Limited

$15,000,000

Common Shares
Debt Securities
Warrants
Units

We may, from time to time, offer and sell up to $15,000,000 in the aggregate of:

●	common shares, par value $0.01 per share;

●	debt securities;

●	warrants to purchase common shares or debt securities; and

●	any combination of common shares, debt securities and warrants as units.

We will provide the specific terms of these securities, including the price and the type and amount of securities to be offered and sold, in a supplement to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.

We may offer and sell these securities directly to purchasers or through one or more underwriters, dealers and agents, and on a continuous or delayed basis. If we sell securities through underwriters, dealers or agents, we will include their names and the fees, commissions and discounts that they will receive, as well as the net proceeds to us, in the prospectus supplement. This prospectus may not be used to sell our securities unless accompanied by the prospectus supplement. The delivery of this prospectus together with a prospectus supplement relating to the offered securities shall not constitute an offer of any other securities covered by this prospectus.

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus and in the applicable prospectus supplement for a discussion of the risks that you should consider before you invest in our securities.

Our common shares are traded on The NASDAQ Capital Market under the symbol “HIHO.” As of the date of this prospectus, no other securities that we may offer by this prospectus are listed on a national securities exchange or quoted on an automated quotation system. On March 6, 2019, the closing price for our common shares as reported on The NASDAQ Capital Market was $3.19 per share. As of March 6, 2019, the aggregate market value of our outstanding common shares held by non-affiliates, or our “public float,” was approximately $9,271,000, which was calculated based on 2,906,411 outstanding common shares held by non-affiliates and on the closing price per common share of $3.19. We have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar months prior to and including the date of this prospectus. After the date of this prospectus, we will not sell in primary offerings under General Instruction I.B.5 of Form F-3 securities having an aggregate market value, when added to the aggregate market value of securities sold by us in primary offerings under General Instruction I.B.5 of Form F-3 during the 12 calendar months immediately prior to and including the date of sale, of more than one-third of our public float.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may sell different types of the securities described in this prospectus in one or more offerings up to a total offering amount of $15,000,000.

The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information about us and our securities, you should review the registration statement and the exhibits filed with the registration statement. In addition, the SEC allows us to incorporate by reference into this prospectus information in the reports and other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those reports and other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information. You may read the registration statement (including its exhibits) and the reports and other documents that we file with the SEC at the SEC’s website, www.sec.gov, or at the SEC’s Public Reference Room described below under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement together with the additional information described under the heading “Incorporation of Certain Information by Reference.” To the extent that any information in the prospectus supplement is inconsistent with the information in this prospectus, the information in the prospectus supplement will modify or supersede this prospectus.

This prospectus and the related prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the prospectus supplement is accurate as of any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct as of any date subsequent to the date of the document incorporated by reference, even though this prospectus and the prospectus supplement is delivered or securities are sold on a later date.

You should rely only on the information contained in this prospectus, in the prospectus supplement and in any document incorporated by reference into this prospectus or in the prospectus supplement. We have not authorized any salesperson, dealer or other person to provide you with information different from that contained in this prospectus, in the prospectus supplement or in any document incorporated by reference into this prospectus, and you are not entitled to rely upon any such different information.

References in this prospectus to “Highway Holdings,” the “company,” “we,” “us” and “our” refer to Highway Holdings Limited and our subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements, and we anticipate that the related prospectus supplement will contain forward-looking statements. This annual report contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “is expected to,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to:

●	our goals and strategies;

●	our expansion plans in Myanmar, including the on-going relocation of our principal manufacturing facilities in Myanmar to a new facility;

●	our business development, financial condition and results of operations;

●	our anticipated business activities and the expected impact of these actions on our results of operations and financial condition;

●	expected changes in our revenues and certain cost or expense item;

●	the demand for, and market acceptance of, our products and services;

●	changes in our relationships with its major customers;

●	political, regulatory or economic changes in Hong Kong, Shenzhen, China, or Myanmar that affect us, including inflation, labor laws and worker relations, changing governmental rules and regulations, and structural factors affected manufacturing operators in general; and

●	general economic and business conditions affecting our major customers.

You should read this prospectus and the documents incorporated herein by reference thoroughly and with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this prospectus, including the section titled “Risk Factors” on page 3, refer to factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise

THE COMPANY

General

Highway Holdings Limited is a holding corporation that was incorporated on July 20, 1990 as a limited liability International Business Company under the British Virgin Islands International Business Companies Act, 1984 (the (“IBCA”). Effective on January 1, 2007, the British Virgin Islands repealed the IBCA, and simultaneously with such repeal, the company was automatically re-registered under the BVI Business Companies Act, 2004, BVI’s corporate law that replaced the IBCA. As of the date of this prospectus, we conduct all of our operations through six wholly-owned or controlled subsidiaries that carry out our business from Hong Kong, the Company’s principal manufacturing factory in Shenzhen, China, and our majority-owned facility in Yangon, Myanmar.

We are a fully integrated manufacturer of high-quality metal, plastic, electric and electronic components, subassemblies and finished products for original equipment manufacturers, or OEMs, and contract manufacturers (primarily in Europe and Asia). During the fiscal year ended March 31, 2018, most of our manufacturing activities were conducted through our factory complex in Long Hua, Shenzhen, China. During the fiscal year ended March 31, 2018, we also conducted much of our product assembly functions (and some manufacturing functions) in Yangon, Myanmar, through a subsidiary that is 84% owned by us. Our Myanmar subsidiary recently relocated its manufacturing operations to a larger factory in Yangon, Myanmar that we are currently further modernizing and improving.

We currently manufacture and supply a wide variety of high quality metal, plastic and electric parts, components and products to our OEM clients, which assemblies and components are used by our customers in the manufacturing of products such as photocopiers, laser printers, print cartridges, electrical connectors, electrical circuits, vacuum cleaners, LED power supplies, stepping motors, pumps for dishwashers, and other washing machine components. As part of our manufacturing operations, we assist customers in the design and development of the tooling used in the metal and plastic manufacturing process and provide a broad array of other manufacturing and engineering services. The manufacturing services include metal stamping, screen printing, plastic injection molding, pad printing and electronic assembly services. The electronic assembly services include chip on board assembly, IC-bonding, and SMT automatic components assembly of printed circuit boards. Because we are able to provide these services, we eliminate the need to outsource these needed functions, and are better able to assure product quality, control overall manufacturing costs and provide timely product delivery, all of which management believes is essential to maintaining, expanding and increasing our customer base. We believe our success as a supplier to respected multi-national companies is mainly due to: (i) our international management culture, which includes German, Canadian, Chinese and Myanmar nationals; (ii) our comparatively low operating costs; (iii) our ability to consistently manufacture the type of high quality products required by our targeted customers; (iv) our expertise in manufacturing these products in the required quality at a reasonable cost; (v) the breadth of our manufacturing capabilities; and (vi) our engineering design and development capabilities (which we use to assist our customers in designing their products).

We have continuously tried to strategically align our manufacturing operations with the needs of our major customers to attract new OEM customers and retain our existing customers. For example, we are capable of manufacturing and assembling a wide variety of complex products that require metal, plastics and electronics manufacturing capabilities. In order to distinguish us from the many other smaller manufacturing operations in Shenzhen, we manufacture more complex parts, components and entire products that utilize more of our vertically integrated technologies. Because we have the ability to design, manufacture and assemble complete functional assemblies containing metal, plastic and electronics, we are able to manufacture complete customized products for our customers.

Our corporate administrative matters are conducted in the British Virgin Islands through our registered agent: Harneys Corporate Services Limited, Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

Our administrative functions, and most of our engineering, design and marketing functions, for our subsidiaries are conducted through the two offices located in Hong Kong at Suite No. 1801, and Suite Nos. 1823-1823A, at Level 18, Landmark North, 39 Lung Sum Avenue, Sheung Shui, New Territories, Hong Kong. Our telephone number in Hong Kong is (852) 2344-4248.

RISK FACTORS

Investing in our securities involves risks. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the related prospectus supplement, you should carefully consider the risks described under the heading “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended March 31, 2018, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings with the SEC. You should also carefully consider any additional risks that are described in the prospectus supplement related to the offering of our securities. If one or more of these risks materializes, our business, financial condition and results of operations may be adversely affected. In that event, the value of our securities could decline.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer common shares, debt securities, warrants to purchase common shares or debt securities, and units consisting of a combination of any of these securities in one or more offerings up to a total offering amount of $15,000,000, provided that we will not sell in primary offerings under General Instruction I.B.5 of Form F-3 securities having an aggregate market value, when added to the aggregate market value of securities sold by us in primary offerings under General Instruction I.B.5 of Form F-3 during the 12 calendar months immediately prior to and including the date of sale, of more than one-third of our public float. The securities offered under this prospectus may be offered separately or together, and in amounts, at prices and on terms to be determined at the time of sale. Our common shares, debt securities, warrants and units that we may offer are sometimes collectively referred to in this prospectus as the “securities.”

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth, as of December 31, 2018, our capitalization and indebtedness. You should read this table in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 20-F for the year ended March 31, 2018, which is incorporated by reference herein.

As of December 31, 2018 (in thousands, except share data)
INDEBTEDNESS	$—

EQUITY:
Common Shares, $0.01 par; authorized – 20,000,000 shares; 3,801,874 shares issued and outstanding	38
Series A Preferred Shares, $0.01 par value; authorized 20,000 shares; no shares issued or outstanding (1)	0
Additional paid in capital	11,370
Retained profits	(1,061)
Treasury shares, at cost - 5,049 shares	(14)
Accumulated other comprehensive income (loss)	(217)
Total shareholders’ equity	10,116
Noncontrolling interest	30
Total equity	10,146

Total capitalization	15,346

(1)	On April 28, 2018, our board of directors declared a dividend of one Series A Preferred Share purchase right for each outstanding common share, payable to the shareholders of record at the close of business on May 11, 2018. The rights will also attach to common shares issued after the record date. Each right initially entitles the registered holder to purchase from us one one-thousandth of a Series A Preferred Share at a price of $10.00 per one one-thousandth of a Series A Preferred Share, subject to adjustment. The Series A Preferred Share purchase rights trade with our common shares. Prior to certain events described in the Rights Agreement, none of which has occurred as of the date of this prospectus, the rights are not exercisable or evidenced separately from our common shares. The description and terms of the rights are set forth in a Rights Agreement dated as of May 8, 2018 between us and Computershare Trust Company, N.A., as rights agent, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

REASONS FOR THE OFFER AND USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, development costs, strategic investments and possible acquisitions. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our common shares (or shares of our subsidiaries) that is material to that person, or has a material, direct or indirect economic interest in us or that depends of the success of the offering.

MARKETS

Our common shares are traded on The NASDAQ Capital Market under the symbol “HIHO.” On March 6, 2019, the last reported sale price of our common shares on The NASDAQ Capital Market was $3.19 per share. As of March 6, 2019, there were 3,801,874 holders of record of our common shares. However, we believe that there are a significantly greater number of beneficial holders of our common shares held in “street name.”

If we issue securities pursuant to this prospectus we may seek listing of the additional issued common shares, or common shares underlying the other securities that may be offered under this prospectus, or such other securities, themselves, on The NASDAQ Capital Market. Such determination will be made by our board of directors at the time of offering. There is no assurance that approval for any such listing would be granted.

OFFER AND LISTING

The offering price of the securities covered by this prospectus and the exercise price of our warrants, as the case may be, will be established by our board of directors at the time we make an offering pursuant to this prospectus. We will provide these specific terms of these securities, including the price and the type and amount of securities to be offered and sold, in this prospectus supplement.

Our common shares are traded on The NASDAQ Capital Market under the trading symbol “HIHO.”

THE SECURITIES THAT WE MAY OFFER

We, directly or through underwriters, dealers or agents designated by us from time to time, may offer and sell, together or separately:

●	common shares, par value $0.01 per share;

●	debt securities;

●	warrants to purchase common shares or debt securities; and

●	any combination of common shares, debt securities and warrants as units.

We have summarized below the material terms of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the detailed terms of the securities offered by that supplement. If indicated in the prospectus supplement, the terms of the offered securities may differ from the terms summarized below.

DESCRIPTION OF COMMON SHARES

The following is a summary of the material provisions of our common shares. The applicable prospectus supplement will describe, to the extent applicable:

●	the number of common shares we are offering;

●	the purchase price per share;

●	whether the common shares are or may be materially limited or qualified by the rights evidenced by any other class of securities or by the provisions of any contract or other document; and

●	any other material terms of the offering.

Our Amended and Restated Memorandum and Articles of Association authorize registered shares only, and no bearer shares are being offered hereby. Our Amended and Restated Memorandum and Articles of Association provide that our common shares may be transferred subject to the compliance, to the extent applicable, with the securities laws of the Unites States, the states thereof or any other jurisdiction. Additional restrictions on the free transferability of the common shares, if any, will be described in the applicable prospectus supplement.

As of November 30, 2018, our authorized share capital consisted of 20,000,000 common shares, par $0.01 per share, and 20,000 Series A Preferred Shares, par value $0.01 per share. As of November 30, 2018, there were 3,801,874 common shares, outstanding, all of which were fully paid, and no Series A Preferred Shares were outstanding. All of our authorized Series A Preferred Shares are reserved for issuance under our Rights Agreement. Our outstanding capital is described in greater detail under “Share Capital” beginning on page 21 of this prospectus.

Holders of our common shares are entitled to one vote for each whole share on all matters to be voted upon by members, including the election of directors. Holders of our common shares do not have cumulative voting rights in the election of directors. All of our common shares are equal to each other with respect to liquidation and dividend rights. Holders of our common shares are entitled to receive dividends if and when declared by our board of directors out of surplus in accordance with British Virgin Islands law. In the event of our liquidation, all assets available for distribution to the holders of our common shares are distributable among them according to their respective holdings. Holders of our common shares have no preemptive rights to purchase any additional, unissued common shares.

Our authorized and unissued common shares are at the disposal of our board of directors, who may offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as our board of directors may determine, without additional shareholder approval.

Subject to the requirements of our Amended and Restated Memorandum and Articles of Association, we may purchase, redeem or otherwise acquire and hold our own shares provided that our directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the company’s assets will exceed its liabilities and the company will be able to pay its debts as they fall due.

Further information regarding our Amended and Restated Memorandum and Articles of Association, which govern the rights of the holders of our common shares, is included under the heading “Memorandum and Articles of Association” in our Form 6-K filed with the SEC on May 11, 2018, which is incorporated by reference into this prospectus.

Rights Agreement

Our board of directors adopted a Rights Agreement dated May 8, 2018 between us and Computershare Trust Company, N.A., as rights agent. The Rights Agreement will expire on May 8, 2028, unless renewed or extended by our board of directors. A series of preferred shares, designated as Series A Preferred Shares, par value $0.01 per share, was created in accordance with the Rights Agreement. The Rights Agreement is designed to deter coercive takeover tactics, including the accumulation of our common shares in the open market or through private transactions, and to prevent an acquirer from gaining control of us without offering a fair and adequate price and terms to all of our shareholders. As such, the Rights Agreement is intended to enhance our board of directors’ ability to protect shareholder interests and help to assure that shareholders receive fair and equal treatment in the event any proposed takeover of our company is made in the future. The description and terms of the rights are set forth in the Rights Agreement, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The rights are attached to, and trade with, our common shares. The rights are exercisable only upon the occurrence of certain triggering events described in the Rights Agreement.

Transfer Agent

The transfer agent for our common shares is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities.

We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. These debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and they may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with original issue discount, or OID, because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

●	the title and authorized denominations of those debt securities;

●	any limit on the aggregate principal amount of that series of debt securities;

●	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

●	interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

●	the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

●	the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

●	our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

●	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

●	the denominations in which those debt securities will be issuable;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

●	whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

●	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

●	if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

●	if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

●	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

●	the nature and terms of any security for any secured debt securities;

●	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

●	any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our common shares or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless the successor corporation or person to which our assets are transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

●	failure to pay interest for 30 days after the date payment is due and payable;

●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

●	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

●	failure to perform other covenants for 60 days after notice that performance was required;

●	events in bankruptcy, insolvency or reorganization relating to us; or

●	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;

●	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

●	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

●	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

●	evidence the assumption by a successor entity of our obligations;

●	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

●	add any additional events of default;

●	cure any ambiguity or correct any inconsistency or defect in the indenture;

●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

●	secure any debt securities;

●	establish the forms or terms of debt securities of any series;

●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

●	modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;

●	reduce the principal amount or premium, if any;

●	reduce the rate or extend the time of payment of interest;

●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

●	change the currency in which the principal, and any premium or interest, is payable;

●	impair the right to institute suit for the enforcement of any payment on any debt security when due;

●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

●	a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for the registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

●	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

●	ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these securities with a depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Shareholders, Officers or Directors

The indenture provides that no past, present or future director, officer, shareholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may offer and issue warrants to purchase our common shares or debt securities. The warrants may be issued independently or as a part of units consisting of common shares or debt securities and warrants to purchase additional common shares or debt securities. If the warrants are issued pursuant to warrant agreements, we will so specify in the prospectus supplement relating to the warrants being offered pursuant to the prospectus supplement.

The following description will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms. The forms of any warrant certificate or warrant agreement evidencing the warrants that we are offering will be filed with the SEC and incorporated by reference into this prospectus before the issuance of the related warrants, and you should carefully review such document.

The prospectus supplement will describe the following terms of warrants to purchase our common shares, preferred shares or debt securities, to the extent applicable:

●	the title of the warrants;

●	the common shares or debt securities for which the warrants are exercisable;

●	the price at which the warrants will be issued and the exercise price of the warrants;

●	the aggregate number of warrants offered;

●	the number of common shares or principal amount of any debt securities that may be purchased upon the exercise of each warrant;

●	whether the warrants are being offered separately or as a part of units consisting of common shares or debt securities and warrants to purchase additional common shares or debt securities;

●	the terms of any right by us to redeem the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which this right will expire;

●	the procedures for exercising the warrants;

●	the terms on which the warrants may be amended;

●	the terms of any adjustments in the warrant exercise price and the number of common shares or debt securities purchasable upon the exercise of each warrant to be made in certain events, including the issuance of a stock dividend to holders of common shares or a stock split, reverse stock split, combination, subdivision or reclassification of common shares;

●	the effect on the warrants of our merger or consolidation with another entity or our sale of all or substantially all of our assets;

●	the maximum or minimum number of warrants which may be exercised at any time; and

●	the material United States federal income tax consequences applicable to the warrants and their exercise.

Holders of warrants to purchase common shares will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void. Upon our receipt of the exercise price of the warrants upon the due exercise of the warrants, we will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

We may offer and issue units that consist of common shares or debt securities and warrants to purchase additional common shares or debt securities. For example, we may elect to issue units for a specified price per unit, with each unit consisting of one common share or a specific principal amount of our debt securities and one warrant to purchase an additional common share or principal amount of our debt securities at a specified price. The holder of a unit will also hold each of the securities that is included in the unit.

We have provided in the preceding sections of this prospectus a general description of our common shares, debt securities and warrants that we may offer. If we elect to offer units, we will describe the specific terms of the units in a supplement to this prospectus. Among other things, the prospectus supplement will describe, to the extent applicable:

●	the price of each unit;

●	the securities comprising each unit;

●	the exercise price of the warrants comprising part of the units;

●	the aggregate number of units offered;

●	the number of common shares or the principal amount of debt securities that may be purchased upon the exercise of each warrant comprising part of a unit;

●	the terms of any right by us to redeem any of the securities comprising the units;

●	the date on which the right to exercise the warrants forming part of the units will commence and the date on which this right will expire;

●	any transfer restrictions on the units, including whether the securities comprising the units may be transferred separately;

●	the terms on which the units or warrants forming part of the units may be amended;

●	with respect to debt securities forming part of the units, the other matters listed above under “Description of Debt Securities”;

●	with respect to warrants forming part of the units, the other matters listed above under “Description of Warrants”; and

●	the material United States federal income tax consequences applicable to the units.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to one or more underwriters for resale to the public or to investors;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to investors; or

●	through a combination of these methods of sale.

We will set forth in a prospectus supplement the terms of an offering of our securities, including.

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

We may distribute the securities from time to time in one or more transactions;

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. We, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of securities. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a “best efforts” basis and a dealer will purchase securities as a principal, and may then resell the common shares at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we will pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. The dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for certain expenses. We may grant underwriters who participate in the distribution of securities we are offering under this prospectus an option to purchase additional shares to cover over-allotments, if any, in connection with the distribution.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Any underwriters who are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in the securities on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

DILUTION

The specific transaction or terms upon which securities covered by this prospectus may be issued is not known at this time. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering. In the event that there is substantial disparity between the public offering price of the securities to be issued and the effective cost to directors or senior management or affiliated persons of equity securities acquired by them during the last five years, or which they have the right to acquire, a comparison of the public contribution in the proposed public offering and the effective cash contributions of such persons, as well as the amount and percentage of immediate dilution resulting from the offering, will be contained in the prospectus supplement. We will also disclose the amount and percentage of immediate dilution resulting from the offering, computed as the difference between the offering price per share and the net book value per share for the equivalent class of security, as of the most recent balance sheet date.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses payable by us in connection with the registration of the securities being registered hereunder, other than any underwriting discounts and being offered commissions and reimbursable expenses payable by us. All of the amounts shown are estimates, except for the SEC Registration Fee.

Description	Amount
SEC Registration Fee	$1,818.00
Legal Fees and Expenses	$20,000.00
Accounting Fees and Expenses	$4,000.00
Printing and Filing Expenses	$3,000.00
Transfer Agent and Registrar	$1,000.00
Miscellaneous	$1,000.00
TOTAL	$30,818.00

SHARE CAPITAL

As of December 31, 2018, our authorized capital consists of 20,000,000 common shares, $0.01 par value per share, and 20,000 Series A Preferred Shares, $0.01 par value per share. As of December 31, 2018, there were 3,801,874 common shares outstanding, all of which were fully paid, and no Series A Preferred Shares were outstanding.

On April 28, 2018, our board of directors declared a dividend of one Series A Preferred Share purchase right for each outstanding common share, payable to the shareholders of record at the close of business on May 11, 2018. The rights will also attach to common shares issued after the record date. Each right initially entitles the registered holder to purchase from the Company one one-thousandth of a Series A Preferred Share at a price of $10.00 per one one-thousandth of a Series A Preferred Share, subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement dated as of May 8, 2018 between us and Computershare Trust Company, N.A., as rights agent. The Series A Preferred Share purchase rights trade with our common shares. Prior to certain events described in the Rights Agreement, none of which has occurred as of the date of this prospectus, the rights are not exercisable or evidenced separately from our common shares. All of our authorized Series A Preferred Shares are reserved for issuance under the Rights Agreement.

Other than as disclosed elsewhere in this prospectus or in our Annual Report on Form 20-F for the fiscal year ended March 31, 2018 or our Form 6-K filed on May 11, 2018, which are incorporated herein by reference, there have been no events in the last three years, which have changed the amount, the number of classes, or voting rights, of our issued capital.

The number of common shares outstanding could increase by common shares issued upon the exercise of any outstanding options. We have adopted a 2010 Stock Option and Restricted Stock Plan, or the 2010 Plan, that currently covers 600,000 common shares. The 2010 Plan provides for the grant of options to purchase common shares to our employees, officers, directors and consultants. The 2010 Plan is administered by the Compensation Committee appointed by our board of directors, which determines the terms of the options granted, including the exercise price, the number of common shares subject to the option and the option’s exercisability. As of the December 31, 2018, no options had been granted or were outstanding under the 2010 Plan.

ADDITIONAL INFORMATION

Information required by Items 10.B through 10.I of Form F-20 is included in our Annual Report on Form 20-F for the year ended March 31, 2018, which is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity and enforceability of the issuance of the securities, other than debt securities, pursuant to this prospectus has been passed upon for us by Harney Westwood & Riegels, Tortola, British Virgin Islands. The validity and enforceability of the debt securities being offered hereby has been passed upon for us by TroyGould PC, Los Angeles, California.

EXPERTS

The consolidated financial statements, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended March 31, 2018, have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Our SEC filings are available to the public over the Internet at the SEC’s web site at http:/www.sec.gov that contains reports, registration statements, and other information regarding issuers such as us that file electronically with the SEC. Also, using our website, http://www.highwayholdings.com, you can access electronic copies of documents we file with the SEC, including the registration statement of which this prospectus is a part, our Annual Reports on Form 20-F and our reports on Form 6-K, and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. You may also request a copy of those filings, excluding exhibits, at no cost by writing, emailing or telephoning our principal executive office, which is Suite 1801, Level 18, Landmark North 39 Lung Sum Avenue, Sheung Shui New Territories, Hong Kong, telephone: (852) 2344-4248.

We have filed with the SEC a registration statement under the Securities Act of which this prospectus is a part. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference documents we file with the SEC, which means that we can disclose information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

●	our Annual Report on Form 20-F for the year ended March 31, 2018 filed on July 9, 2018;

●	our Reports on Form 6-K filed on May 11, 2018, July 27, 2018, August 31, 2018, September 21, 2018, November 26, 2018, and February 28, 2019, respectively;

●	the description of our common shares contained in our Registration Statement on Form 8-A, and any amendment or report subsequently filed for the purpose of updating such description; and

●	the description of our Series A Preferred Share purchase rights contained in our Registration Statement on Form 8-A, and any amendment or report subsequently filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, on Form 20-F after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

We shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to Suite 1801, Level 18, Landmark North 39 Lung Sum Avenue, Sheung Shui New Territories, Hong Kong, Attn: Secretary, telephone: (852) 2344-4248.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or to buy only the securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front page of those documents. Also, you should not assume that there has been no change in our affairs since the date of this prospectus or any applicable prospectus supplement.

As a foreign private issuer, we are exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not currently required under the Exchange Act to publish financial statements as frequently or as promptly as are United States companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue quarterly press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by our board of directors or as may be otherwise required.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are organized in the British Virgin Islands to take advantage of certain benefits associated with being an exempted British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions, and the availability of professional and support services.

However, certain disadvantages accompany organization in the British Virgin Islands. The British Virgin Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and British Virgin Islands companies do not have standing to sue before the federal courts of the United States.

It may be difficult for investors in the securities to effect service of process within the United States upon us or to enforce against it, in courts outside the United States, judgments of courts of the United States predicated upon civil liabilities under the U.S. federal securities or other laws. Furthermore, because all of our assets, all of our officers, and most of our directors are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

There is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in the Peoples Republic of China (PRC), where the majority of our operations are located. PRC courts may refuse to hear a claim based on a violation of U.S. securities laws including because the PRC is not the most appropriate forum to bring such a claim.  In addition, even if a PRC court agrees to hear a claim, it may determine that PRC law, and not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law may have to be proved in court as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by PRC law. There is little binding case law in PRC addressing the matters described above.  Many of the same doubts apply to similar suits that may be brought in the British Virgin Islands, and as to the enforceability of any judgment rendered by a court in the British Virgin Islands. Moreover, we have no assets in the British Virgin Islands that may be used to satisfy a judgment rendered by a court located there.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

COMMON SHARES

DEBT SECURITIES

WARRANTS

UNITS

HIGHWAY HOLDINGS LIMITED

PROSPECTUS

___________, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Amended and Restated Memorandum and Articles of Association include provisions for the protection of directors and officers. Regulations 14.1 through 14.10 of the Amended and Restated Memorandum and Articles of Association state as follows:

14.1         Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)       is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)       is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

14.2         The indemnity in Regulation 14.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

14.3         For the purposes of Regulation 14.2 and without limitation, a director acts in the best interests of the Company if he acts in the best interests of the Company’s parent in the circumstances specified in Regulation 9.3.

14.4         The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

14.5         The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

14.6         Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Regulation 14.1.

14.7         Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with Regulation 14.1 and upon such terms and conditions, if any, as the Company deems appropriate.

14.8         The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

14.9         If a person referred to in Regulation 14.1 has been successful in defence of any proceedings referred to in Regulation 14.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

14.10       The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

ITEM 9. EXHIBITS.

A list of the exhibits filed with this registration statement is set forth on the Exhibit Index and is incorporated by reference in this Item 9.

ITEM 10. UNDERTAKINGS.

Item 10.	Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)       Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)           That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(7)           That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)           That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9)           That for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10)         If offering debt securities, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hong Kong, on the 7th day of March, 2019.

HIGHWAY HOLDINGS LIMITED

By	/s/ ROLAND KOHL
Roland Kohl
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roland Kohl as his true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form F-3, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same and all prospectus supplements, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-3 has been signed below by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ Roland Kohl	Chairman of the board of directors and Chief	March 7, 2019
Roland Kohl	Executive Officer (Principal Executive Officer)

/s/ Alan Chan	Chief Financial Officer and Treasurer (Principal	March 7, 2019
Alan Chan	Financial and Accounting Officer)

/s/ Tiko Aharonov	Director	March 7, 2019
Tiko Aharonov

/s/ Uri Bernhard Oppenheimer	Director	March 7, 2019
Uri Bernhard Oppenheimer

/s/Kevin Yang Kuang Yu	Director	March 7, 2019
Kevin Yang Kuang Yu

/s/ Irene Wong Ping Yim	Director	March 7, 2019
Irene Wong Ping Yim

/s/ Brian Geary	Director	March 7, 2019
Brian Geary

/s/ George Leung Wing Chan	Director	March 7, 2019
George Leung Wing Chan

EXHIBIT INDEX

Exhibit Number	Document Description

1.1	Amended and Restated Memorandum and Articles of Association, as amended, of Highway Holdings Limited, as amended (incorporated by reference to Exhibit 1.1 to registrant’s Form 6-K filed on May 11, 2018).

4.1	Rights Agreement, dated as of May 8, 2018, between Highway Holdings Limited and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 2.1 to registrant’s Form 6-K filed on May 11, 2018).

4.2	Form of Common Share Certificate (incorporated by reference to Exhibit 4.1 to registrant’s Form F-1 filed on November 8, 1996).

4.3	Form of Indenture.*

4.4	Form of Debt Security.**

4.5	Form of Warrant Agreement, including form of Warrant.**

4.6	Form of Unit Agreement.**

5.1	Opinion of Harney Westwood & Riegels.*

5.2	Opinion of TroyGould PC.*

23.1	Consent of Deloitte Touche Tohmatsu.*

23.2	Consent of Harneys (included in Exhibit 5.1).*

23.3	Consent of TroyGould PC (included in Exhibit 5.2).*

24.1	Power of Attorney (included in Part II of this Registration Statement).

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939.**

101	Financial information from registrant for the year ended March 31, 2018 formatted in eXtensible Business Reporting Language (XBRL):

(i) Consolidated Balance Sheets as of March 31, 2017 and 2018; (ii) Consolidated Statements of Operations for the Years Ended March 31, 2016, 2017 and 2018; (iii) Consolidated Statements of Changes in Equity and Comprehensive Income (Loss) for the Years Ended March 31, 2016, 2017 and 2018; (iv) Consolidated Statements of Cash Flows for the Years Ended March 31, 2016, 2017 and 2018; (v) Notes to the Consolidated Financial Statements; and (vi) Additional Information - Financial Statement Schedule I

*	Filed with this registration statement.

**	To be filed, if applicable, subsequent to the effectiveness of this registration statement (1) by an amendment to this registration statement or (2) as an exhibit to a Report on Form 6-K and incorporated herein by reference.